Exhibit 99.1


American Retirement Reports Improved Second Quarter/Six Months Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Aug. 6, 2003--American
Retirement Corporation (NYSE: ACR), a leading national provider of senior living housing and care, today reported second quarter 2003 results. Highlights of the quarter were:

    -- Revenue increased by $8.8 million - an 11% increase - over the prior year period.

    -- The Company produced its second consecutive quarter of positive operating income with a $14.7 million improvement over the second quarter of 2002.

    -- On a same community basis (communities that have been held for five or more quarters), revenue increased by 10%, community operating contribution increased by 29%, and occupancy by 3%.

    -- Occupancy in the Free-standing assisted living portfolio increased from 74% to 81% over the last year, while the Company's portfolio of large retirement communities
        ("Retirement Centers") remained at 93%.

    -- The Company's free-standing assisted living communities ("Free-standing AL's") increased community revenue by $3.6 million and community operating contribution (resident and healthcare revenues minus community operating expenses) by $2.6 million for the second quarter of 2003 over the same period of 2002 - driven by a 9% increase in occupancy and a 6.5% increase in revenue per unit.

    -- The Company's five consolidated entry fee communities benefited from 55 apartment sales, resulting in $8.4 million of gross entry fee receipts, or $5.2 million net of refunds paid to prior residents.

    -- Management services achieved $1.3 million in operating contribution versus $.6 million for the prior year comparable period.

    "The Company continues to make significant progress even in the face of difficult market conditions. We improved our bottom line by $1.5 million from last quarter. We have an unabated record of growing the Company's revenue and are showing the results of filling the capacity that was added over the last three years. This incremental revenue continues to produce higher contribution margins. We also saw the free-standing assisted living business becoming more stabilized in many of our markets, which allows for reduced use of price incentives and higher rates," Chairman, President and CEO Bill Sheriff said.

    OPERATING RESULTS

    The Company operates principally in three business segments: (1) large retirement centers (Retirement Centers), (2) Free-standing assisted living residences (Free-standing AL's), and (3) Management services. The Company currently operates 26 Retirement Centers (with an aggregate capacity of 7,844 units), which provide a continuum of care services including independent living, assisted living and skilled nursing care. The Company currently operates 31 Free-standing AL's with an aggregate capacity of 2,838 units. Free-standing AL's are comprised of stand-alone assisted living communities that are not located on a Retirement Center campus, most of which also provide some specialized care such as Alzheimer's and memory enhancement programs. Free-standing AL's are much smaller than Retirement Centers. The Management services segment includes fees from management agreements for communities owned by third parties, and reimbursed expense revenues together with associated expenses. Of the eight management agreements, the Company managed six Retirement Centers and two Free-standing AL's for third parties.

    Revenue

    The Company's total revenue increased for the second quarter, growing by $8.8 million to $90.6 million, an increase of 11% when compared to second quarter 2002. The most significant drivers for the quarter's revenue increase were increased occupancy in the Company's Free-standing AL's, increased billed revenue per unit, increased revenues from ancillary services such as therapy and increased revenue from management services. Following is a summary of the Company's total revenue by operating segment for the three months ended June 30, 2003 and 2002 (in thousands):


                                    Three Months Ended
                                    ---------------------------------
                                     June 30, June 30,      $      %
                                        2003     2002  Change  Change
                                     -------- -------- ------- ------
Revenues:
    Retirement Centers               $68,652  $64,140  $4,512    7.0%
    Free-standing AL's                19,378   15,812   3,566   22.6%
    Management Services                2,594    1,856     738   39.8%
                                     -------- -------- ------- ------
         Total                       $90,624  $81,808  $8,816   10.8%
                                     ======== ======== ======= ======


    Segment Operating Contribution

    The Company evaluates the performance of its business segments, primarily, based upon their operating contributions, which the Company defines as revenue for the segment less operating expenses associated with that segment. By achieving a higher occupancy, increasing rates, improving the performance of the managed communities and increasing ancillary revenue, the Company's three business segments achieved an aggregate of $5.7 million improvement over the same prior period as shown below:


Operating Contribution by Segment    Three Months Ended
                                     --------------------------------
                                     June 30, June 30,     $       %
                                        2003     2002  Change  Change
                                     -------- -------- ------- ------
Community Operating Contribution:
     Retirement Centers              $23,106  $20,650  $2,456     12%
     Free-standing AL's                3,785    1,186   2,599    219%
Management Services Operating
 Contribution                          1,314      620     694    112%


    SEGMENT RESULTS

    Retirement Centers

    The 26 Retirement Centers produced a 7% increase in community revenue for the second quarter of 2003 when compared to the second quarter of 2002. The increase in revenue was the result of increased occupancy, rate increases, and increased ancillary services provided by the Company.
    Continuing its quarterly trend, the Retirement Centers achieved a $1.4 million revenue increase, or 2% better than the first quarter of 2003. Over the last three years, revenue from this segment has grown by a compounded 14% per year. The operating contribution of the Retirement Centers increased by $.8 million from the first quarter of 2003, a 4% increase. Over the last three years, Retirement Center operating contribution also grew by a compounded 14% per year.
    In spite of a difficult selling environment during the second quarter, the Retirement Centers maintained their historically high occupancy levels. At June 30, 2003, occupancy at the Retirement Centers was at 93%, with 95% occupancy in independent living, 93% in assisted living and 91% in skilled nursing.
    Five of the Company's consolidated Retirement Centers charge entry fees to new independent living residents. The five entry fee communities contain over 1,700 independent living apartments with entrance fees that have a current aggregate market value (based on current sales prices) of approximately $269 million (for sold and unsold units), or an average of $158,000 per unit. With the success of our marketing program, the current unsold apartments available for sale at the end of June dropped to an aggregate potential entrance fee sale value of $21.6 million from $24.2 million a year ago.
    In the second quarter, the Company sold 55 entry-fee apartments in its consolidated Retirement Centers, producing $8.4 million of proceeds or $5.2 million after refunds to previous residents. The second quarter was a challenging period for entrance fee sales given the many uncertainties associated with the general economic conditions in the United States. Nonetheless, the Company achieved one of its highest entry-fee sales quarters.

    Free-standing AL's

    The Company currently operates 31 Free-standing AL's, including three communities which have been segregated as being held for sale and as discontinued operations. Occupancy for the Free-standing AL portfolio reached 81% at the end of the second quarter, up from 74% a year ago. Currently, 19 of the 31 Free-standing AL's are at greater than 80% occupancy and 9 are at greater than 90% occupancy.
    The following table presents quarterly Free-standing AL operating results for the three months ended June 30, 2003 and 2002 (in thousands):


                                 Three Months Ended
                                 ------------------------------------
                                 June 30, June 30,           $      %
                                 -------- -------- ----------- ------
Free-standing AL's:                 2003     2002    Change    Change
                                 -------- -------- ----------- ------
  Revenues                       $19,378  $15,812      $3,566   22.6%
  Community Operating
   Contribution                   $3,785   $1,186      $2,599  219.1%
  % Occupancy                         82%      75%        7pts     9%

    Note: Excludes three Free-standing AL's held for sale and as discontinued operations

    Compared to the prior quarter, revenue from the Free-standing AL's (excluding the three communities held for sale) achieved a $.6 million revenue increase, a 3% rise. Over the last three years, the community revenue for this segment has grown from $1.7 million to $19.4 million. This improvement was driven primarily by occupancy and higher revenue per unit. Average revenue per unit increased from $2,946 per month to $3,030 per month during the quarter as rate increases were implemented and fewer discounts were given.
    The operating contribution of the Free-standing AL portfolio increased by $.8 million from the first quarter of 2003, a 26% increase. Over the last three years, the consolidated operating contribution for this segment has grown from a loss of $.4 million to a positive operating contribution of $3.8 million.

    Management Services

    The Company manages six additional Retirement Centers, with an aggregate capacity of 2,098 units, under various forms of management agreements, which are included in the management services segment. The Company also manages two unconsolidated joint-venture Free-standing AL's that are included in this segment. The management service revenue from these eight communities was $1.3 million in the second quarter of 2003. This represents an increase of $854,000 from the first quarter of 2003 resulting mainly from improvements in operating results at the managed communities.
    In addition to the five owned and leased entry-fee communities described above, the Company receives the cash flow benefit, including the net resale from entry-fee sales, through its management agreement, of a sixth entry-fee Retirement Center. That community has 362 apartments with 14 apartments currently available. For the second quarter, this community sold 18 apartments for a net cash flow of approximately $1.4 million.

    SAME COMMUNITY RESULTS

    Another measure of the Company's operating performance is its Same Community Results - which represent the results of communities that have been held for five or more quarters. The Company's Same Community Results showed a revenue increase of 10%, a community operating contribution increase of 29%, and an increase in occupancy from 88% to 91%, during the second quarter of 2003 versus the second quarter of 2002. While average monthly revenue per unit increased by 6%, average expense per unit was unchanged. The Company's Same Community Results, which exclude the effects of expansions and acquisitions within the past year, included 53 communities for both periods.

    OPERATING INCOME (LOSS) and NET LOSS

    The Company produced its second consecutive quarter of positive operating income and the largest since the first quarter of 2000 when many of the Free-standing AL's were first opened.

    The components of operating income are as follows:


    Operating Income (Loss):      Three Months Ended
                                  -----------------------------------
                                  June 30,   June 30,       $      %
                                     2003       2002    Change Change
                                 -------- ---------- -------- ------
Community Operating Contribution
 -Retirement Centers              $23,106    $20,650   $2,456     12%
Community Operating Contribution
 - Free-standing AL's               3,785      1,186    2,599    219%
Management Services Operating
   Contribution                     1,314        620      694    112%
G&A                                (6,837)    (6,554)     283      4%
Lease expense(1)                  (10,207)   (17,865)  (7,658)  (43%)
Depreciation and amortization(2)   (6,866)    (8,419)  (1,553)  (18%)
                                  -------- ---------- -------- ------
  Operating (loss) income          $4,295  $( 10,382) $14,677    141%
                                  ======== ========== ======== ======

(1) Lease expense for the three months ended June 30, 2002 includes $7.0 million of additional lease expense related to terminated synthetic leases prior to the sale lease-back transactions as part of the Company's refinancing activities.

(2) Depreciation and amortization expense for the three months ended June 30, 2002 includes $2.3 million of additional amortization expense related to terminated synthetic leases prior to sale lease-back transactions as part of the Company's refinancing activities.

    While the Company produced increased operating income during the second quarter, the Company experienced a net loss for the quarter of $9.5 million or $.53 per diluted share, compared to a loss of $19.4 million or $1.12 per diluted share for the same prior year period.

    CASH FLOW

    Net cash and cash equivalents provided by continuing operations were $1.1 million for the second quarter of 2003. As shown below, the free cash flow of the Company was a negative $5.4 million. Excluding debt principal payments, the Company's cash flow was a positive $710,000 in the second quarter versus a negative $2.6 million in the first quarter. Free cash flow is defined as net cash and cash equivalents provided or used by continuing operations, adjusted by working capital changes, certain noncash accruals, capital expenditures, and payments of principal and minority interest distributions.
    "The Company achieved a positive cash flow in the quarter before the repayment of $6.2 million of debt for the first time in several years. As we have stated, improving cash flow and reducing our debt level is one of our main focus areas currently. In fact, the $6.2 million of debt repayment included $3.4 million of pay-downs beyond standard principal amortization," said Bryan Richardson, Chief Financial Officer.

    FURTHER INFORMATION

    Conference Call Information

    American Retirement Corporation will hold a conference call with Bill Sheriff, Chairman, President and Chief Executive Officer, and Bryan Richardson, Chief Financial Officer, to discuss the Company's second quarter financial results. The call will be held on Thursday, August 7, 2003 at 11:00 a.m. ET and parties may participate by either calling 877-252-6354 or through the Company's website at www.arclp.com. Click on the broadcast icon to listen to the earnings call - Windows Media Player(TM) is required to listen to this web cast. In addition, the call will be archived on the Company's website (click on the broadcast icon). Any material information disclosed on the conference call that has not been previously disclosed publicly will also be available at the Investor Relations portion of the Company's web site.

    Additional Filings

    The Company's results are described in greater detail in the Company's Form 10-Q, which will be filed with the Securities and Exchange Commission on or about August 8th, 2003. The Company also will file on or about August 6th a Form 8-K with the Securities and Exchange Commission, which includes supplemental information relating to the second quarter 2003 results. These filings will be available through the Investor Relations section of the Company's website - www.arclp.com.

    COMPANY PROFILE

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operations and management of senior living communities, including independent living communities, continuing care retirement communities, free-standing assisted living communities, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy was inspired by the vision of its founders, Dr. Thomas F. Frist, Sr. and Jack C. Massey, to enhance the lives of seniors by providing the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 65 senior living communities in 14 states, with an aggregate unit capacity of approximately 12,900 units and resident capacity of approximately 14,500. The Company owns 21 communities, leases 36 communities, and manages eight communities pursuant to management agreements. Approximately 90 percent of the Company's revenues come from private pay sources.

    SAFE HARBOR STATEMENT

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, all statements regarding the Company's future operating and financial expectations and its strategy to improve financial and operating results. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the risk associated with the Company's financial condition and significant leverage, including the fact that its cash flow does not currently cover its obligations, (ii) the possibility of future defaults under the Company's debt or lease agreements, (iii) the Company's ability to sell its entry-fee units and to increase occupancy at the Company's communities (especially its Free-standing AL's), (iv) the Company's ability to improve the Company's results of operations, increase cash flow and reduce expenses, (v) the Company's ability to sell the assets that it currently has for sale, (vi) the risks associated with the adverse market conditions of the senior housing industry and the United States economy in general, (vii) the risk that the Company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (viii) the Company's ability to obtain new financing or extend and/or modify existing debt,(ix) the risk that the Company's equity deficit may adversely effect the Company's business and/or prospects and (x) the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 under the caption "Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                     Three months ended    Increase
                                          June 30,        (Decrease)
                                     ------------------ --------------
                                        2003      2002      $      %
                                     -------- --------- ------- ------
Revenues:
     Resident and health care        $88,030   $79,952  $8,078   10.1%
     Management services               1,314       620     694  111.9%
     Reimbursed expenses               1,280     1,236      44    3.6%
                                     -------- --------- ------- ------
         Total revenues               90,624    81,808   8,816   10.8%

Operating expenses:
     Community operating expenses     61,139    58,116   3,023    5.2%
     General and administrative        6,837     6,554     283    4.3%
     Lease expense                    10,207    17,865  (7,658) -42.9%
     Depreciation and amortization     6,336     5,381     955   17.7%
     Amortization of leasehold
      acquisition costs                  530     3,038  (2,508) -82.6%
     Reimbursed expenses               1,280     1,236      44    3.6%
                                     -------- --------- ------- ------
         Total operating expenses     86,329    92,190  (5,861)  -6.4%
                                     -------- --------- ------- ------

         Operating income (loss)       4,295   (10,382) 14,677  141.4%

Other income (expense):
     Interest expense                (13,977)   (9,767)  4,210  -43.1%
     Interest income                     868     1,268    (400) -31.5%
     Gain (loss) on sale of assets        79       (27)   (106) 392.6%
     Other                               281       233      48   20.6%
                                     -------- --------- ------- ------
         Other expense, net          (12,749)   (8,293)  4,456  -53.7%
                                     -------- --------- ------- ------

         Loss from continuing
          operations before income
          taxes, minority interest    (8,454)  (18,675) 10,221   54.7%

Income tax expense                        64       122     (58) -47.5%
                                     -------- --------- ------- ------

         Loss from continuing
          operations before minority
          interest                    (8,518)  (18,797) 10,279   54.7%

Minority interest in earnings of
 consolidated subsidiaries, net of
 tax                                    (629)        -    (629)     -
                                     -------- --------- ------- ------

         Loss from continuing
          operations                  (9,147)  (18,797)  9,650   51.3%

Discontinued operations, net of tax     (337)     (621)    284  -45.7%
                                     -------- --------- ------- ------

         Net loss                    $(9,484) $(19,418) $9,934   51.2%
                                     ======== ========= ======= ======

 Diluted loss per share               $(0.53)   $(1.12)
                                     ======== =========

Weighted average shares used for
 diluted loss per share data          18,051    17,277
                                     ======== =========

----------------------------------------------------------------------

                                     June 30,  Dec. 31,
                                        2003      2002
                                     -------- ---------
Selected Balance Sheet Data:
         Cash and cash equivalents   $12,369   $18,244
         Working capital               6,407    15,725
         Land, buildings and
          equipment, net             562,143   578,804
         Total assets                804,054   839,998
         Long-term debt, including
          current portion            524,752   540,651
         Refundable portion of
          entrance fees               61,547    60,066
         Shareholders' equity         (4,471)   12,907



AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                    Six months ended       Increase
                                         June 30,         (Decrease)
                                   ------------------- ---------------
                                       2003      2002       $      %
                                   --------- --------- -------- ------
Revenues:
     Resident and health care      $174,082  $154,482  $19,600   12.7%
     Management services              1,774       685    1,089  159.0%
     Reimbursed expenses              2,972     2,687      285   10.6%
                                   --------- --------- -------- ------
          Total revenues            178,828   157,854   20,974   13.3%

Operating expenses:
     Community operating expenses   121,876   111,191   10,685    9.6%
     General and administrative      12,818    12,474      344    2.8%
     Lease expense                   20,290    50,463  (30,173) -59.8%
     Depreciation and amortization 12,490 10,365 2,125 20.5% Amortization of leasehold
      acquisition costs               1,048    10,124   (9,076) -89.6%
     Reimbursed expenses              2,972     2,687      285   10.6%
                                   --------- --------- -------- ------
          Total operating expenses  171,494   197,304  (25,810) -13.1%
                                   --------- --------- -------- ------

          Operating income (loss)     7,334   (39,450)  46,784  118.6%

Other income (expense):
     Interest expense               (26,776)  (20,165)   6,611  -32.8%
     Interest income                  1,564     2,928   (1,364) -46.6%
     Gain (loss) on sale of assets       21       (53)     (74) 139.6%
     Other                              455       830     (375) -45.2%
                                   --------- --------- -------- ------
          Other expense, net        (24,736)  (16,460)   8,276  -50.3%
                                   --------- --------- -------- ------

          Loss from continuing operations
           before income taxes,
           minority interest        (17,402)  (55,910)  38,508   68.9%

Income tax expense                      194       219      (25) -11.4%
                                   --------- --------- -------- ------

          Loss from continuing
           operations before
           minority interest        (17,596)  (56,129)  38,533   68.7%

Minority interest in earnings of
 consolidated subsidiaries, net of
 tax                                 (1,241)        -   (1,241)     -
                                   --------- --------- -------- ------

          Loss from continuing
           operations               (18,837)  (56,129)  37,292   66.4%

Discontinued operations, net of tax  (1,617)   (1,360)    (257)  18.9%
                                   --------- --------- -------- ------

          Net loss                 $(20,454) $(57,489) $37,035   64.4%
                                   ========= ========= ======== ======

 Diluted loss per share              $(1.16)   $(3.33)
                                   ========= =========

Weighted average shares used for
 diluted loss per share data         17,697    17,277
                                   ========= =========



AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
FREE CASH FLOW
(UNAUDITED)
(in thousands)
                                                          Incremental
                                           Six     Three        Three
                                        Months    Months       Months
                                         Ended     Ended        Ended
                                      June 30, March 31,     June 30,
                                          2003      2003         2003

 Net cash and cash equivalents (used)
  /provided by continuing operations   $(2,203)  $(3,346)      $1,143

 Adjustments for Free Cash Flow:
    Changes in assets and liabilities,
     exclusive of acquisitions
     and sale leaseback transactions      (798)      586       (1,384)
    Accrued but unpaid HCPI interest
     due at loan maturity                6,378     3,120        3,258
    Adjustments for lease and
     derivative accruals                 1,230       476          754
    Additions to land, building and
     equipment                          (4,614)   (2,200)      (2,414)
    Distributions to minority interest
     holders                              (613)     (312)        (301)
    Principal reductions in master
     trust liability                      (703)     (357)        (346)
    Accrual of contingent earnouts        (594)     (594)           -
                                      --------- --------- ------------

 Free cash flow before principal
  payments                              (1,917)   (2,627)         710

    Principal payments on long-term
     debt                               (9,020)   (2,866)      (6,154)
                                      --------- --------- ------------

 Free cash flow                       $(10,937)  $(5,493)     $(5,444)
                                      ========= ========= ============

    Given the Company's high leverage and reported operating losses, the Company believes that Free Cash Flow is a useful liquidity measurement for investors in analyzing the Company's progress.


    --30--AS/na*

    CONTACT: American Retirement Corporation
             Strategic Planning and Investor Relations:
             Ross C. Roadman, 615-376-2412